EXHIBIT 99.6


                      HALLMARK FINANCIAL SERVICES, INC.


                         NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of common stock ("Common Stock") of Hallmark Financial Services, Inc. (the "Company"), pursuant to the offering described in the Company's prospectus dated ________, 2005 (the "Prospectus"), hereby certifies to the Company and to Securities Transfer Corporation, as Subscription Agent for such offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and
 (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

    _________________________________________________________________________
                                                          Number of Shares
                           Rights Exercised Pursuant  Subscribed for Pursuant
    Number of Shares Owned   to Basic Subscription      to Over-Subscription
      on the Record Date           Privilege                 Privilege
    _________________________________________________________________________

 1. ______________________  _________________________  ______________________

 2. ______________________  _________________________  ______________________

 3. ______________________  _________________________  ______________________

 4. ______________________  _________________________  ______________________

 5. ______________________  _________________________  ______________________

 6. ______________________  _________________________  ______________________

 7. ______________________  _________________________  ______________________

 8. ______________________  _________________________  ______________________

 9. ______________________  _________________________  ______________________


 Provide the following information if applicable:

 _____________________________________________
 Depository Trust Company ("DTC")
 Participant Number

 [PARTICIPANT]


 By:__________________________________________
 Name:
 Title:

 _____________________________________________
 DTC Basic Subscription Confirmation Number(s)